UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2017

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On March 2, 2017, Hines Global REIT II, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) which disclosed that the Company’s board of directors had determined a new estimated net asset value per share of its common stock and declared distributions for the month of April 2017.

On March 22, 2017, the Company’s board of directors determined to increase the per share, per day distribution rate previously declared for both Class A shares of the Company’s common stock (the “Class A Shares”) and Class T shares of the Company’s common stock (the “Class T Shares”) for the month of April 2017. The distribution rates described below under Item 8.01 are the new distribution rates per share per day for the month of April 2017 for Class A Shares and Class T Shares approved by the Company’s board of directors on March 22, 2017. This amendment to the Initial Report hereby amends and supersedes the disclosure under the heading “April 2017 Distributions” in the Initial Report.

Item 8.01 Other Items

April 2017 Distributions

Our board of directors has authorized us to declare distributions for the month of April 2017. Distributions on the Class A Shares will be calculated based on stockholders of record each day for the month of April 2017 in an amount equal to $0.001653699 per share, per day. This per share, per day rate represents an approximate 5.67% annualized distribution rate based on the current $10.64 per share offering price for Class A Shares and assumes the rate is maintained for one year.

Distributions on the Class T Shares will be calculated based on stockholders of record each day for the month of April 2017 in an amount equal to $0.001653699 per share, per day less the distribution and stockholder servicing fees that are payable with respect to such Class T Shares (as calculated on a daily basis). This per share, per day rate less the distribution and stockholder servicing fees that are payable with respect to such Class T Shares (as calculated on a daily basis) represents an approximate 5.00% annualized distribution rate based on the current $10.06 per share offering price for Class T Shares and assumes the rate is maintained for one year. The Company pays Hines Securities, Inc., the dealer manager for the Company’s public offering, distribution and stockholder servicing fees with respect to the sale of Class T Shares in the Company’s primary offering in the amount of 1.0% per annum of the gross offering price per share (or, if the Company is no longer offering primary shares, the then-current estimated NAV per share). Accordingly, the annualized distribution rate was calculated assuming that the distribution and stockholder servicing fees payable with respect to the Class T Shares are equal to 1.0% per annum of the current $10.06 per share offering price. The actual distribution rate will vary based on the total amount of distribution and stockholder servicing fees payable.

This $0.001653699 per share, per day distribution rate represents an increase from the $0.001594766 per share, per day rate (less, with respect to the distributions on the Class T Shares, the distribution and stockholder servicing fees that are payable with respect to such shares) declared since May 1, 2016. These distributions will be paid in cash or reinvested in shares of our common stock for those participating in our distribution reinvestment plan and will be paid or issued, respectively, on the first business day of May 2017. Distributions reinvested pursuant to the distribution reinvestment plan will be reinvested in shares of the same class as the shares on which the distributions are being made. Some or all of the cash distributions may be paid from sources other than cash flows from operations.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing and payment of distributions and the annualized distribution rates, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, the amount of distribution and stockholder servicing fees payable with respect to the Class T Shares and future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

March 23, 2017	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer